                                                                  Exhibit (a)(3)

                           SOFTWARE AG SYSTEMS, INC.

                         NOTICE OF GUARANTEED DELIVERY
                     For Tender of Shares of Common Stock
                   (not to be used for signature guarantees)

   This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of Common Stock of Software AG Systems, Inc. are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (defined below)). Such form may be delivered by hand or transmitted by mail or overnight courier, or (for Eligible Institutions (as defined below) only) by facsimile transmission, to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                             THE BANK OF NEW YORK

   By Hand or Overnight Delivery:              By Facsimile Transmission:


    Tender & Exchange Department              (Eligible Institutions only.
         101 Barclay Street                        See Instruction 1)
     Receive and Deliver Window                      (212) 815-6213
      New York, New York 10286

              By Mail:                       For Confirmation by Telephone:

                                                     (800) 507-9357
    Tender & Exchange Department
           P.O. Box 11248
        Church Street Station
    New York, New York 10286-1248

   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO DTC WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

   This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time shown herein. Failure to do so could result in a financial loss to such eligible institution.

   Ladies and Gentlemen:

   The undersigned hereby tenders to Software AG Systems, Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 27, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, $0.01 par value (the "Shares"), of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

   If Shares will be tendered by book-entry transfer:

     Name of Tendering Institution: ______________________________________

     Area Code and Telephone Number: _____________________________________

     Account No. _________________________ at The Depository Trust Company

     Number of Shares: __________

     Signature(s): _______________________________________________________

     Name(s) (Please Print): _____________________________________________

     Certificate Nos.: ___________________________________________________
                                (if available)

     Address(es): ________________________________________________________
                ------------------------------------------------------------
                ------------------------------------------------------------
                             (Including Zip Code)

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
                              CHECK ONLY ONE BOX
-------------------------------------------------------------------------------

    If more than one box is checked or if no box is checked, there is no valid tender of shares (except that Odd Lot Holders may check a box below but are not required to if they accept the Purchase Price, as determined by the Company pursuant to the Offer). Stockholders who desire to tender shares at more than one price must complete a separate letter of transmittal for each price at which shares are tendered.
-------------------------------------------------------------------------------

       [_]$6.50             [_]$7.00                      [_]$7.375                     [_]$7.75
       [_]$6.625            [_]$7.125                     [_]$7.50                      [_]$7.875
       [_]$6.75             [_]$7.25                      [_]$7.625                     [_]$8.00
       [_]$6.875

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

                                   ODD LOTS

   To be completed ONLY if the Shares are being tendered by or on behalf of a person owning an aggregate of 99 or fewer Shares (excluding shares attributable to individual accounts under the Stock Option Plan) (check one box):

  [_]The undersigned is tendering such Shares at the Purchase Price, as the same shall be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share above); or

  [_]The undersigned is tendering such Shares at the price per Share indicated above under "Price (In Dollars) Per Share at Which Shares Are Being Tendered."

                                   GUARANTEE
                   (Not To Be Used For Signature Guarantee)

   The undersigned, a firm which is a bank, broker, dealer, credit union, savings association, or other "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the 1934 Act (each, an "Eligible Institution"), hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4, and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or manually signed facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three NYSE trading days after the date hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time shown herein. Failure to do so could result in a financial loss to such eligible institution.

 Name of Firm: _____________________

                                           Authorized Signature: _____________

 Address: __________________________       Name: _____________________________

 ___________________________________       ___________________________________
                                                     (Please print)
 ___________________________________
       (City, State, Zip Code)

                                           Title: ____________________________

 Area Code and Telephone Number:           Dated: __________________, 1999
 -----------------------------------

  NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE
         CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

                                       3